Exhibit 4.1

INDENTURE

Dated as of July 18, 2012

Among

BEAZER HOMES USA, INC.,

THE SUBSIDIARY GUARANTORS NAMED ON SCHEDULE I HERETO,

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Collateral Agent

6.625% SENIOR SECURED NOTES DUE 2018

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	6.10
	(b)	6.10
	(c)	N.A.
311	(a)	6.11
	(b)	6.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	6.06
	(b)(1)	N.A.
	(b)(2)	6.06; 6.07
	(c)	6.06; 13.02
	(d)	6.06
314	(a)	4.03
	(b)	10.05
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	10.05
	(e)	13.05
	(f)	N.A.
315	(a)	6.01
	(b)	6.05; 13.02
	(c)	6.01

Trust Indenture Act Section		Indenture Section
	(d)	6.01
	(e)	5.12
316	(a)(last sentence)	2.09
	(a)(1)(A)	5.05
	(a)(1)(B)	5.04
	(a)(2)	N.A.
	(b)	5.08
	(c)	1.05(e); 8.04
317	(a)(1)	5.08
	(a)(2)	5.10
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

i

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

v

SCHEDULES

Schedule 1	Subsidiary Guarantors

EXHIBITS

Exhibit A	Form of Notes

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

INDENTURE, dated as of July 18, 2012, among Beazer Homes USA, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto, U.S. Bank National Association, as Trustee, and Wilmington Trust, National Association, as Notes Collateral Agent.

WITNESSETH

WHEREAS, the Company has duly authorized the creation of an issue of $300,000,000 aggregate principal amount of 6.625% Senior Secured Notes due 2018; and

WHEREAS, the Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, in consideration of the promises and the purchase and acceptance of the Notes by the holders thereof, the Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of any Person and its Subsidiaries existing at the time such Person became a Subsidiary of the Company (or such Person is merged with or into the Company or one of the Company’s Subsidiaries) or assumed in connection with the acquisition of assets from any such Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of (a) such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries) or (b) such acquisition of assets from any such Person.

“Additional Interest” means the additional interest, if any, to be paid on the Notes pursuant to the Registration Rights Agreement. All references in this Indenture to “interest” shall include Additional Interest, if any, with respect to the Notes.

“Additional Notes” means Notes (other than the Notes issued on the Issue Date) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

“Adjusted Consolidated Tangible Net Worth” of the Company means Consolidated Tangible Net Worth plus the amount of any Mandatory Convertible Notes and any other instrument that is mandatorily convertible into Capital Stock.

“Adjusted Indebtedness” of the Company means the Indebtedness of the Company and its Restricted Subsidiaries minus the amount of any Mandatory Convertible Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this Indenture, each executive officer and director of the Company and each Subsidiary of the Company will be an Affiliate of the Company. In addition, for purposes of this Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on July 15, 2015 (such redemption price being described under Section 3.07(a) hereof, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through July 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (B) the principal amount of such Note on such redemption date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” for any Person means the sale, transfer, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person’s assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the date of this Indenture or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $5.0 million or more as to each such transaction or series of related transactions; provided, however, that none of the following transactions that otherwise satisfy the above requirements shall constitute an Asset Sale:

(i) a transaction or series of related transactions that results in a Change of Control;

(ii) sales of homes or land, including sales of real estate assets in bulk, regardless of value, in the ordinary course of business (as determined in good faith by the Company);

(iii) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate or other assets, in each case in the ordinary course of business (as determined in good faith by the Company), for development or disposition of the Company’s or any of its Subsidiaries’ projects;

(iv) sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Company’s or its Subsidiaries’ projects in the ordinary course of business (as determined in good faith by the Company);

(v) transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company;

(vi) any disposition of Cash Equivalents or obsolete or worn out equipment, in each case, in the ordinary course of business (as determined in good faith by the Company);

(vii) the sale or other disposition of assets, including real property, no longer used or useful in the conduct of business of the Company or any of its Restricted Subsidiaries;

(viii) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof; and

(ix) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary.

“Authentication Order” means a written request or order signed on behalf of the Company by an Officer of the Company and delivered to the Trustee.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Book Value” means, with respect to any asset of the Company or any of its Subsidiaries, the book value thereof as reflected in the most recent consolidated financial statements of the Company filed with the SEC (or if such asset has been acquired after the date of such financial statements, the then-current book value thereof as reasonably determined by the Company consistent with recent practices).

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means any of the following:

(i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year of the date of acquisition thereof;

(ii) certificates of deposit, time deposits, bankers acceptances and other obligations placed with commercial banks organized under the laws of the United States of America or any state thereof, or branches or agencies of foreign banks licensed under the laws of the United States of America or any state thereof, having a short-term rating of not less than A- by each of Moody’s and S&P at the time of acquisition, and having a maturity of not more than one year;

(iii) commercial paper rated at least P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case and maturing not more than one year from the date of the acquisition thereof;

(iv) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof; and

(v) investments in money market funds (x) substantially all of the assets of which consist of investments described in the foregoing clauses (i) through (iv) or (y) which (A) have total net assets of at least $2 billion, (B) have investment objectives and policies that substantially conform with the Company’s investment policy as in effect from time to time, (C) purchase only first-tier or U.S. government obligations as defined by Rule 2a-7 of the SEC promulgated under the Investment Company Act of 1940 and (D) otherwise comply with such Rule 2a-7.

“Change of Control” means any of the following:

(i) the sale, transfer, lease, conveyance or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control;

(ii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the “provided” clause of clause (i) above will not constitute a Change of Control under this clause (ii);

(iii) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Person, including a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company;

(iv) a majority of the Board of Directors of the Company not being comprised of Continuing Directors; or

(v) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company which requires the Company to repay or repurchase such debt securities.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agreement” means the Collateral Agreement, by and among the Company, the Subsidiary Guarantors and the Notes Collateral Agent.

“Common Equity” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Cash Flow Available for Fixed Charges” of the Company and its Restricted Subsidiaries means for any period, the sum of the amounts for such period of:

(i) Consolidated Net Income, plus

(ii) Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus

(iii) Consolidated Interest Expense, plus

(iv) all depreciation, and, without duplication, amortization (including, without limitation, capitalized interest amortized to cost of sales), plus

(v) all other non-cash items reducing Consolidated Net Income during such period,

minus all other non-cash items increasing Consolidated Net Income during such period; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Consolidated Interest Incurred of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date; provided that:

(1) with respect to any Indebtedness Incurred during, and remaining outstanding at the end of, such four full fiscal quarter period, such Indebtedness will be assumed to have been incurred as of the first day of such four full fiscal quarter period;

(2) with respect to Indebtedness repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarter period, such Indebtedness will be assumed to have been repaid on the first day of such four full fiscal quarter period;

(3) with respect to the Incurrence of any Acquired Indebtedness, such Indebtedness and any proceeds therefrom will be assumed to have been Incurred and applied as of the first day of such four full fiscal quarter period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the Consolidated Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarter period; and

(4) with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or pursuant to which any Person’s assets are acquired, such Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four full fiscal quarter period, but only if such transaction would require a pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act.

“Consolidated Income Tax Expense” of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication:

(i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period;

(ii) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

(iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period;

(iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and

(v) the gains (but not losses) realized during such period by the Company or any of its Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company or any of its Restricted Subsidiaries, (b) Asset Sales by the Company or any of its Restricted Subsidiaries and (c) other extraordinary items realized by the Company or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any loss described in clause (v) of the preceding sentence, but only to the extent such tax benefits are actually recognized by the Company or any of its Restricted Subsidiaries during such period; provided, further, that there will be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Consolidated Tangible Net Worth” of the Company as of any date means the stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, plus any amount of unvested deferred compensation included, in accordance with GAAP, as an offset to stockholders’ equity, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Continuing Director” means at any date a member of the Board of Directors of the Company who:

(i) was a member of the Board of Directors of the Company on the Issue Date; or

(ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

“Covenant Trigger Date” means the earlier of (i) 24 months from the Issue Date and (ii) the date that the Net Income Threshold is met.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Company or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper or letter of credit facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness (including the Revolving Credit Facility), including any notes, mortgages, deeds of trust, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, credit facilities, letter of credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowing is permitted under Section 4.10) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Excluded Assets” means assets (including Capital Stock) with a fair market value (measured at the time of receipt) not in excess of $25.0 million received as non-cash consideration in an Asset Sale or invested in pursuant to Section 4.11(c), in each case which have been designated by the Company as Designated Excluded Assets, which will constitute Excluded Property and will not be required to be pledged as Collateral.

“Discharge of First Priority Obligations” means, with respect to any First Priority Collateral, the date on which the First Priority Obligations secured thereby have been paid in full, in cash, all commitments to extend credit thereunder shall have been terminated and such First Priority Obligations are no longer secured by such First Priority Collateral (except that, with respect to any obligations under letters of credit, such obligations may be satisfied by cash collateralization (in an amount not in excess of 105% of the face value thereof) of such letters of credit or provision of back-stop letters of credit); provided that the Discharge of First Priority Obligations shall not be deemed to have occurred in connection with a refinancing of such First Priority Obligations with Indebtedness secured by such First Priority Collateral on a first-priority basis under an agreement that has been designated in writing by the agent, trustee or other representative under the agreement so refinancing such First Priority Obligations and the Notes Collateral Agent in accordance with the terms of the Intercreditor Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than Section 4.08 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of Notes pursuant to Section 4.08 hereof.

“Disqualified Stock Dividend” of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

“Equity Offering” means a public or private equity offering or sale after the Issue Date by the Company for cash of Capital Stock, other than an offering or sale of Disqualified Stock.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Exchange Offer” has the meaning set forth in any Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Property” means:

(i) Capital Stock in any Subsidiary or Affiliate;

(ii) up to $25.0 million of Designated Excluded Assets;

(iii) real or personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits, as determined by the Company in good faith in an officers’ certificate delivered to the Notes Collateral Agent;

(iv) real property subject to a Lien (a) permitted by clause (xxvii) of the definition of Permitted Liens or (b) securing Indebtedness incurred for the purpose of financing the acquisition thereof;

(v) real property located outside the United States;

(vi) unentitled land;

(vii) real property that is leased or held for the purpose of leasing to unaffiliated third parties;

(viii) any real property in a community under development with a dollar amount of investment as of the most recent month-end (as determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining;

(ix) assets, with respect to which any applicable law or contract prohibits the creation or perfection of security interests therein (other than any contract entered into for the purpose of causing any assets to constitute Excluded Property under this clause (ix)); and

(x) cash, Cash Equivalents, deposit accounts and securities accounts (except to the extent any of the foregoing constitutes proceeds of Collateral).

“Existing Indebtedness” means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the date of this Indenture.

“Fair Market Value” means with respect to any asset or property the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) or an officer’s certificate of the principal financial officer of the Company delivered to the Trustee and Notes Collateral Agent.

“First Priority Collateral” means all of the Collateral subject to Liens securing any or all of the First Priority Obligations.

“First Priority Collateral Agent” means any Person acting as collateral agent or in any similar representative capacity for the benefit of any of the holders of First Priority Obligations.

“First Priority Documents” means all operative agreements evidencing or governing the First Priority Obligations and the Liens securing such First Priority Obligations.

“First Priority Liens” means the Liens on any or all of the First Priority Collateral that secure any or all of the First Priority Obligations.

“First Priority Obligations” has the meaning set forth in clause (xi)(b) of the definition of Permitted Liens.

“GAAP” means generally accepted accounting principles set forth in the opinions and interpretations of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board.

“Incur” (and derivatives thereof) means to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication,

(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP);

(iii) all fixed obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business (as determined in good faith by the Company));

(iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted by this Indenture or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted by this Indenture);

(v) all Capitalized Lease Obligations of such Person;

(vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(vii) all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability; and

(viii) all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

provided, that Indebtedness shall not include accrued expenses, trade payables, liabilities related to inventory not owned, customer deposits or deferred income taxes arising in the ordinary course of business (as determined in good faith by the Company). The amount of Indebtedness of any Person at any date will be:

(a) the outstanding balance at such date of all unconditional obligations as described above;

(b) the maximum liability of such Person for any contingent obligations under clause (vii) above; and

(c) in the case of clause (vi) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) amount of the Indebtedness secured.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 11, 2009, among Citibank, N.A., as a First Priority Collateral Agent, the Notes Collateral Agent, the Company and each Subsidiary Guarantor, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest amortized to cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.

“Interest Payment Date” means April 15 and October 15 of each year to stated maturity, commencing October 15, 2012.

“Investments” of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments on a balance sheet of such Person determined in accordance with GAAP. For all purposes of this Indenture, the amount of any such Investment shall be the fair market value thereof (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value). The making of any payment in accordance with the terms of a guarantee or other contingent obligation permitted under this Indenture shall not be considered an Investment.

“Issue Date” means the initial date of issuance of the Notes under this Indenture.

“Legal Holiday” means Saturday, Sunday or a day on which banking institutions in New York, New York, Atlanta, Georgia or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement).

“Mandatory Convertible Notes” means any Indebtedness of a Person, the principal amount of which is payable at maturity solely in Capital Stock of such Person (provided that a requirement to pay accrued, but unpaid, interest on such Indebtedness in cash at maturity or a requirement to pay cash fees, expenses or premiums as a result of the acceleration of payment, early redemption or otherwise with respect to such Indebtedness shall not disqualify such Indebtedness as Mandatory Convertible Notes).

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Material Subsidiary” means any Subsidiary of the Company which accounted for 5% or more of the Consolidated Tangible Assets or Consolidated Cash Flow Available for Fixed Charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any Default or Event of Default.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage” means a deed of trust, mortgage, deed to secure debt or similar agreement (including any assignments of or modifications thereto) in form reasonably acceptable to the Notes Collateral Agent from the Company or a Subsidiary Guarantor to the Notes Collateral Agent with respect to real property.

“Net Proceeds” means:

(i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of:

(a) all brokerage commissions, investment banking fees and all other fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants and investment bankers) related to such Asset Sale;

(b) provisions for all income and other taxes measured by or resulting from such Asset Sale of the Company or any of its Restricted Subsidiaries;

(c) payments made to retire Indebtedness that was incurred in accordance with this Indenture and that either (1) is secured by a Lien incurred in accordance with this Indenture on the property or assets sold (other than Indebtedness secured by Liens on the Collateral) or (2) is required in connection with such Asset Sale to the extent actually repaid in cash;

(d) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

(e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations or post-closing purchase price adjustments associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Notes Collateral Agent and the Trustee; and

(ii) all non-cash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash, without duplication, net of all items enumerated in subclauses (a) through (e) of clause (i) hereof.

“Net Income Threshold” means Consolidated Net Income of greater than $0.01 for any two consecutive fiscal quarters ended on or after the Issue Date.

“Non-Conforming Plan of Reorganization” means any plan of reorganization that grants any Noteholder Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Intercreditor Agreement.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties, covenants and indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions or (c) in the case of the borrower thereof only, other obligations in respect of such Indebtedness that are payable solely as a result of a voluntary or collusive non-voluntary bankruptcy filing (or similar filing or action) by such borrower.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Notes as set forth in the recitals and more particularly means any Notes authenticated and delivered under this Indenture, including the Exchange Notes and any Additional Notes. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

“Notes Collateral” means all of the Collateral other than the First Priority Collateral.

“Notes Collateral Agent” means Wilmington Trust, National Association until a successor replaces such party in accordance with the applicable provisions of the Collateral Agreement and thereafter means the successor notes collateral agent serving under the Collateral Agreement.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, or any assistant treasurer, the controller, the secretary, any assistant secretary or any vice president of a Person.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Person’s chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

“OID Legend” means the legend set forth in Section 2.06(g)(iv) hereof to be placed on each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Other Pari Passu Lien Obligations” has the meaning set forth in clause (xi)(c) of the definition of Permitted Liens.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Paying Agent” means any office or agency where Notes and the Subsidiary Guarantees may be presented for payment.

“Permitted Investments” of any Person means any Investments of such Person that are not Restricted Investments.

“Permitted Liens” means

(i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP;

(ii) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business (as determined in good faith by the Company) and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP;

(iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business (as determined in good faith by the Company) in connection with workers’ compensation, unemployment insurance and other types of social security;

(iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (iii) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business (as determined in good faith by the Company) of the Company and the Restricted Subsidiaries;

(v) attachment or judgment Liens not giving rise to a Default or an Event of Default and which are being contested in good faith by appropriate proceedings;

(vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries;

(vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Restricted Subsidiaries or the value of such real property for the purpose of such business;

(viii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries;

(ix) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests);

(x) Liens securing Refinancing Indebtedness; provided that such Liens only extend to assets which are similar to the type of assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such similar assets;

(xi) Liens securing:

(a) the Notes (including any Additional Notes), the Exchange Notes, the Subsidiary Guarantees and other Obligations under this Indenture and the Security Documents and in respect thereof and any obligations owing to the Trustee or the Notes Collateral Agent under this Indenture or the Security Documents;

(b) (i) up to an aggregate amount of Indebtedness or other obligations of the Company and the Restricted Subsidiaries equal to the greatest of (i) $200.0 million, (ii) 7.5% of Consolidated Tangible Assets and (iii) following the Covenant Trigger Date, 15% of Consolidated Tangible Assets, in each case otherwise permitted to be incurred under this Indenture (and all obligations, including letters of credit and similar instruments, incurred, issued or arising thereunder) and Liens securing Refinancing Indebtedness in respect thereof, which Liens incurred under this clause (b) may be on a first-lien priority basis compared to the Notes on terms substantially as set forth in the Intercreditor Agreement (collectively, “First Priority Obligations”); provided that the proceeds of any such Indebtedness constituting First Priority Obligations shall not be used to repay or repurchase (and such Indebtedness shall not be issued in exchange for) any other Indebtedness of the Company or any of its Restricted Subsidiaries that is unsecured or secured by Liens on all or any portion of the Collateral that are pari passu with or junior to the Liens securing the Notes; and

(c) up to an aggregate amount of Indebtedness or other obligations of the Company and the Restricted Subsidiaries equal to the greater of (i) $700.0 million and (ii) following the Covenant Trigger Date, 40% of Consolidated Tangible Assets, in each case less the amount of Indebtedness secured under clauses (a) and (b) above and clause (xxvii) below, otherwise permitted to be incurred under this Indenture (and all obligations, including letters of credit and similar instruments, incurred, issued or arising thereunder) and Liens securing Refinancing Indebtedness in respect thereof, which Liens incurred under this clause (c) shall, to the extent on Collateral, either (x) be on a pari passu lien priority basis compared to the Notes on terms substantially as set forth in the Intercreditor Agreement (collectively, “Other Pari Passu Lien Obligations”) or (y) be on a junior lien priority basis compared to the Notes on a basis substantially the same as the basis on which the Liens securing the Notes are treated under the Intercreditor Agreement with respect to the First Priority Liens, pursuant to an intercreditor agreement, in form and substance substantially similar to the Intercreditor Agreement or as otherwise reasonably satisfactory to the First Priority Collateral Agents and the Notes Collateral Agent (collectively, “Junior Lien Obligations”);

provided that in the case of (b) and (c) (other than in the case of Junior Lien Obligations), the holders of such secured Obligations (or a representative thereof) become party to the Intercreditor Agreement;

(xii) any interest in or title of a lessor or sublessor to property subject to any (x) Capitalized Lease Obligations incurred in compliance with the provisions of this Indenture or (y) any lease or sublease;

(xiii) Liens existing on the date of this Indenture, including, without limitation, Liens securing Existing Indebtedness;

(xiv) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture;

(xv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof;

(xvi) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries;

(xvii) Liens securing Indebtedness (including Non-Recourse Indebtedness) of an Unrestricted Subsidiary;

(xviii) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders;

(xix) any pledge or deposit of cash or property in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business (as determined in good faith by the Company) of the Company or any Restricted Subsidiary;

(xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xxi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and incurred in the ordinary course of business (as determined in good faith by the Company) securing Indebtedness under Hedging Obligations and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities;

(xxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business (as determined in good faith by the Company);

(xxiii) Liens on property acquired by the Company or a Restricted Subsidiary and Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that in each case such Liens (A) were in existence prior to the contemplation of such acquisition, merger or consolidation and (B) do not extend to any asset other than those of the Person merged with or into or consolidated with the Company or the Restricted Subsidiary or the property acquired by the Company or the Restricted Subsidiary;

(xxiv) Liens replacing any of the Liens described in clauses (xiii) and (xxiii) above; provided that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except to the extent of reasonable premiums or other payments required to be paid in connection with the repayment of the previously secured Indebtedness or Incurrence of related Refinancing Indebtedness and expenses Incurred in connection therewith) and (B) the new Liens shall be limited to the property or part thereof which secured the Lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property;

(xxv) Liens arising from UCC financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business (as determined in good faith by the Company);

(xxvi) Liens securing Indebtedness incurred pursuant to Section 4.10(b)(ix) hereof; and

(xxvii) Liens securing Indebtedness incurred pursuant to Section 4.10(b)(x) hereof; provided that such Liens extend only to the land or lots to which such Indebtedness relates.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and the sale (in bulk or otherwise) or lease of homes, lots and parcels of land and related real estate activities, including the provision of mortgage financing or title insurance.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that:

(i) the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes;

(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

(iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding (including accrued interest) under the Indebtedness being refunded, refinanced or extended plus an amount necessary to pay any reasonable fees and expenses, including premiums and defeasance costs, related to such refinancing; and

(v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary.

“Registrar” means an office or agency where Notes may be presented for registration of transfer or for exchange.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated the Issue Date, among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., UBS Securities LLC and Citigroup Global Markets Inc.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and, if applicable, the OID Legend, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on the Regulation S Global Note.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment in joint ventures or Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this definition that are at the time outstanding, net of any amounts paid to the Company or any Restricted Subsidiary as a return of, or on, such Investments, in excess of 5% of Consolidated Tangible Assets.

“Restricted Payment” means any of the following:

(i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of the Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends, payments or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary and (b) in the case of a Restricted Subsidiary, dividends, payments or distributions payable to the Company or to another Restricted Subsidiary and pro rata dividends, payments or distributions payable to minority stockholders of such Restricted Subsidiary);

(ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or any Restricted Subsidiary (other than Capital Stock held by the Company or a Restricted Subsidiary);

(iii) any Restricted Investment; and

(iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness (other than (a) Indebtedness permitted under Section 4.10(b)(vii) hereof or (b) the payment, redemption, repurchase, defeasance or other acquisition or retirement of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement);

provided, however, that Restricted Payments will not include any purchase, redemption, retirement or other acquisition for value of Indebtedness or Capital Stock of the Company or a Restricted Subsidiary if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Amended and Restated Credit Agreement, dated as of August 5, 2009, as amended, among the Company, the lenders and letter of credit issuers party thereto, and Citibank, N.A., as agent and swingline lender, as such facility may be amended, restated, supplemented or otherwise modified from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 405” means Rule 405 promulgated under the Securities Act.

“Rule 902” means Rule 902 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard and Poor’s Ratings Service, a division of McGraw Hill, Inc., a New York corporation, or any successor to its debt rating business.

“SEC” means the Securities and Exchange Commission.

“Second Priority Liens” means the Liens on any or all of the First Priority Collateral that secure any or all of the Obligations with respect to the Notes.

“Second Priority Obligations” means all Indebtedness and other Obligations under this Indenture, the Notes, the Guarantees and the Security Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Agreement and the security agreements, pledge agreements, Mortgages, collateral assignments, UCC financing statements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Security Register” is a register of the Notes and of their transfer and exchange kept by the Registrar.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Subordinated Indebtedness” means any Indebtedness which is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

“Subsidiary” of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person and (ii) any entity other than a corporation of which such Person, directly or indirectly, beneficially owns at least a majority of the Common Equity; provided that in each of case (i) and (ii), such Person is required to consolidate such entity in accordance with GAAP.

“Subsidiary Guarantee” means the guarantee of the Notes by each Subsidiary Guarantor under this Indenture.

“Subsidiary Guarantors” means (i) each of the Company’s Restricted Subsidiaries in existence on the Issue Date, other than The Ridings Development LLC and (ii) each of the Company’s Subsidiaries that becomes a guarantor of the Notes pursuant to the provisions of this Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2015; provided, however, that if the period from the redemption date to July 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor trustee serving under this Indenture.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and, if applicable, the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means United Home Insurance Corporation, a Vermont corporation, Security Title Insurance Company, Inc., a Vermont corporation, and, to the extent considered a Subsidiary of the Company, Beazer Homes Capital Trust I, and each of the Subsidiaries of the Company (including any newly formed or acquired Subsidiary) so designated by a resolution adopted by the Board of Directors of the Company as provided below and provided that:

(a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries)(1) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary;

(b) the creditors with respect to Indebtedness for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Indebtedness of such Subsidiary; and

(c) no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company and of its other Subsidiaries (other than other Unrestricted Subsidiaries), to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) any such designation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of Section 4.10 hereof as of the date of such designation;

(ii) immediately after giving effect to such designation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 4.10 hereof; and

(iii) the Liens on the property and assets of such Unrestricted Subsidiary could then be incurred in accordance with Section 4.12 hereof as of the date of such designation.

Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof;

(ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under Section 4.07 hereof, either (x) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 4.10 hereof or (y) the Consolidated Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

(iii) no Default or Event of Default shall have occurred or be continuing. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (a) above.

“Wholly Owned Subsidiary” of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

Section 1.02 Other Definitions.

Term	Defined in Section
“Asset Sale Offer Date”	4.11
“Asset Sale Offer Price”	4.11

Term	Defined in Section
“Change of Control Offer”	4.08
“Change of Control Payment Date”	4.08
“Change of Control Price”	4.08
“Covenant Defeasance”	7.01
“DTC”	2.03
“Event of Default”	5.01
“Excess Proceeds”	4.11
“Excess Proceeds Offer”	4.11
“Legal Defeasance”	7.01
“Note Register”	2.03
“Successor”	4.14

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but shall have no obligation to do so.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, but shall have no obligation to do so. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 180 days after such record date.

ARTICLE II

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Trustee, as custodian with respect to the Notes in global form or any successor entity thereof, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.11 hereof or a Change of Control Offer as provided in Section 4.08 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Notes and shall have the same terms as to status, waivers, amendments, offers to purchase, redemption or otherwise as the Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.10 hereof. Any additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, as the case may be, by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver the Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any (i) Additional Notes or (ii) Exchange Notes or private exchange notes for issue only in an Exchange Offer or a private exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01 hereof, shall certify that such issuance is in compliance with Section 4.10 of this Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain a Registrar and a Paying Agent. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days, (ii) the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of the Notes in certificated form (provided that under current industry practices, the Depositary would notify Participants of the Company’s determination, but would only withdraw beneficial interests from a Global Note at the request of Participants), or (iii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another

Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of

Transmittal that (w) at the time the Exchange Offer begins, such Person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (x) if such Person is not a broker-dealer, such Person is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, (y)(1) such Person is not an affiliate (as defined in Rule 405) of the Company or (2) if such Person is an affiliate (as defined in Rule 405) of the Company, such Person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (z) any Exchange Notes to be received by such Person will be acquired in the ordinary course of such Persons’ business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subSection (i), (ii) or (iii) of Section 2.06(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (w) at the time the Exchange Offer begins, such Person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (x) if such Person is not a broker-dealer, such Person is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, (y)(1) such Person is not an affiliate (as defined in Rule 405) of the Company or (2) if such Person is an affiliate (as defined in Rule 405) of the Company, such Person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (z) any Exchange Notes to be received by such Person will be acquired in the ordinary course of such Persons’ business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subSection (i), (ii) or (iii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (w) at the time the Exchange Offer begins, such Person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (x) if such Person is not a broker-dealer, such Person is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, (y)(1) such Person is not an affiliate (as defined in Rule 405) of the Company or (2) if such Person is an affiliate (as defined in Rule 405) of the Company, such Person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (z) any Exchange Notes to be received by such Person will be acquired in the ordinary course of such Persons’ business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (w) at the time the Exchange Offer begins, such Person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (x) if such Person is not a broker-dealer, such Person is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, (y)(1) such Person is not an affiliate (as defined in Rule 405) of the Company or (2) if such Person is an affiliate (as defined in Rule 405) of the Company, such Person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (z) any Exchange Notes to be received by such Person will be acquired in the ordinary course of such Persons’ business;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (w) at the time the Exchange Offer begins, such Person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (x) if such Person is not a broker-dealer, such Person is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, (y)(1) such Person is not an affiliate (as defined in Rule 405) of the Company or (2) if such Person is an affiliate (as defined in Rule 405) of the Company, such Person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (z) any Exchange Notes to be received by such Person will be acquired in the ordinary course of such Persons’ business, and accepted for exchange in the Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (w) at the time the Exchange Offer begins, such Person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (x) if such Person is not a broker-dealer, such Person is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, (y)(1) such Person is not an affiliate (as defined in Rule 405) of the Company or (2) if such Person is an affiliate (as defined in Rule 405) of the Company, such Person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (z) any Exchange Notes to be received by such Person will be acquired in the ordinary course of such Persons’ business, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS

TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN

ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.”

(iv) OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO BEAZER HOMES USA, INC., 1000 ABERNATHY ROAD, ATLANTA, GEORGIA 30328, ATTENTION: GENERAL COUNSEL.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.08, 4.11 and 8.05 hereof).

(iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Cash Interest.

If the Company defaults in a payment of cash interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted cash interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

ARTICLE III

REDEMPTION

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 2 Business Days, unless a shorter period shall be agreed to by the Trustee, before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes, as the case may be, to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

In the event less than all of the Notes, are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis or (c) by lot or by any other method the Trustee considers fair and appropriate, unless otherwise required by law or regulatory requirements. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

The Company shall send notices of redemption at least 30 days (unless pursuant to Section 3.02 hereof, then at least 15 days) but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with the procedures of DTC, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 7 or Article 12 hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption pursuant to Section 3.07(b) hereof, any condition to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except in connection with a redemption pursuant to Section 3.07(b) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) The Company may redeem all or any portion of the Notes at any time and from time to time on or after July 15, 2015 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning on July 15 of each year indicated below:

Year	Percentage
2015	103.313%
2016	101.656%
2017 and thereafter	100.000%

(b) In addition, on or prior to July 15, 2015, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture with the net proceeds of an Equity Offering at 106.625% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

(c) Prior to July 15, 2015, the Company may, at its, option redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be sent to each Holder not less than 30 nor more than 60 days prior to the redemption date.

Section 3.08 Mandatory Redemption.

The Company will be required:

(a) to offer to purchase all of the outstanding Notes as set forth in Section 4.08 hereof; or

(b) to offer to purchase a portion of the outstanding Notes using Net Proceeds neither used to repay certain Indebtedness nor used or invested as provided under Section 4.11 hereof.

Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and cash interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan in the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports and Other Information.

(a) As long as any of the Notes are outstanding, the Company shall deliver to the Trustee and mail to each Holder within 15 days after the filing of the same with the SEC copies of the quarterly and annual reports and of the information, documents and other reports with respect to the Company and the Subsidiary Guarantors, if any, which the Company and the Subsidiary Guarantors may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that neither the Company nor any of the Subsidiary Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Subsidiary Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective Holder. The Company and each Subsidiary Guarantor shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act. For the avoidance of doubt, this Section 4.03 shall not require the Company to file any such reports, information or documents with the SEC within any specified time period and the obligation to deliver such reports, information or documents to the Trustee and Holders shall only arise after (and only to the extent) such reports, information or documents are filed with the SEC.

(b) The Company shall furnish to the Trustee and the Notes Collateral Agent, with respect to the Company or any Subsidiary Guarantor, written notice of any change (within 10 days following such change) in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure, or (iv) organizational identification number.

(c) On or prior to December 31 of each year (beginning with December 31, 2013), the Company shall deliver to the Trustee and the Notes Collateral Agent a certificate executed by an authorized officer of the Company setting forth the information on Schedules 1, 2 and 3 of the Collateral Agreement or confirming that there has been no change in such information since the date of the prior certificate (or the Issue Date, in the case of the first such certificate).

Section 4.04 Compliance Certificate.

The Company shall deliver to the Trustee a quarterly statement regarding compliance with the provisions under this Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default and any other development, financial or otherwise, which might materially affect its business, properties or affairs or the ability of the Company to perform its obligations under this Indenture.

Section 4.05 Taxes.

The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all taxes, assessments, and governmental charges levied or imposed upon it or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary; provided however, that the Company or any Restricted Subsidiary shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitations on Restricted Payments.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the date of this Indenture if at the time of such Restricted Payment:

(i) the amount of such proposed Restricted Payment (the amount of such Restricted Payment, if other than in cash, shall be determined in good faith by a majority of the disinterested members of the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments (excluding Restricted Payments permitted by Section 4.07(b)(ii), Section 4.07(b)(iii), Section 4.07(b)(iv), Section 4.07(b)(vi) and Section 4.07(b)(vii)) declared or made after the Issue Date exceeds the sum of:

(A) $200.0 million, plus

(B) 50% of the Company’s Consolidated Net Income accrued during the period (taken as a single period) commencing on the first day of the fiscal quarter in which the Covenant Trigger Date occurs and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Restricted Payment is to occur (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such aggregate deficit), plus

(C) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries (or any capital contribution to the Company or a Restricted Subsidiary) that is not Disqualified Stock (other than a sale to, or a contribution by, a Subsidiary of the Company) after the Issue Date, plus

(D) 100% of the principal amount of, or, if issued at a discount, the accreted value of, any Indebtedness of the Company or a Restricted Subsidiary which is issued (other than to a Subsidiary of the Company) after the Issue Date that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus

(E) 100% of the aggregate amounts received by the Company or any Restricted Subsidiary from the sale, disposition or liquidation (including by way of dividends) of any Investment (other than to any Subsidiary of the Company and other than to the extent sold, disposed of or liquidated with recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets) but only to the extent (x) not included in clause (B) above and (y) that the making of such Investment constituted a Permitted Investment or Restricted Investment, plus

(F) 100% of the principal amount of, or if issued at a discount, the accreted value of, any Indebtedness or other obligation that is the subject of a guarantee by the Company which is released (other than due to a payment on such guarantee) after the Issue Date, but only to the extent that such guarantee constituted a permitted Restricted Payment, plus

(G) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in clause (B) above), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of Book Value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the amount of the Restricted Payment deemed to be made upon such Subsidiary’s designation as an Unrestricted Subsidiary; or

(ii) the Company would be unable to incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 4.10 hereof; or

(iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

(b) Notwithstanding the foregoing, the provisions of this Section 4.07 shall not prevent:

(i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this Indenture on the date of declaration;

(ii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement of shares of the Company’s Capital Stock or the Company’s or a Restricted Subsidiary’s Indebtedness for, or out of the net proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock), provided that the proceeds of any such sale shall be excluded in any computation made under Section 4.07(a)(i)(C) above;

(iii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness, including premium, if any, with the proceeds of Refinancing Indebtedness;

(iv) payments or distributions pursuant to or in connection with a merger, consolidation or transfer of assets that complies with Section 4.11 and 4.14 hereof;

(v) any purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $500,000 in any calendar year and $5.0 million in the aggregate since the Issue Date;

(vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or similar instruments if such Capital Stock represents a portion of the exercise price of such options, warrants or similar instruments;

(vii) the payment by the Company of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or similar instruments or upon the conversion or exchange of Capital Stock of the Company;

(viii) the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10.0 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, the Company could incur at least $1.00 of Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained under Section 4.10 hereof;

(ix) payments not to exceed $40.0 million in the aggregate for the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of the Company’s junior subordinated notes due July 30, 2036 (or the related trust preferred securities issued by Beazer Homes Capital Trust I), as such securities may be amended or modified from time to time; or

(x) other Restricted Payments made after the Issue Date in an amount not to exceed $50.0 million in the aggregate.

Section 4.08 Change of Control.

(a) Following the occurrence of any Change of Control, the Company shall so notify the Trustee in writing by delivery of an Officers’ Certificate and shall offer to purchase (a “Change of Control Offer”) from all Holders, and shall purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the “Change of Control Payment Date”), the outstanding principal amount of Notes at an offer price (the “Change of Control Price”) in cash in an amount equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth under this Section 4.08.

(b) Within 30 days after the date on which a Change of Control occurs, the Company (with Notice to the Trustee) or the Trustee at the Company’s request (and at the expense of the Company) shall send or cause to be sent to all Persons who were Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holder’s rights arising as a result thereof. Such notice, which will govern the terms of the Change of Control Offer, will state:

(i) that the Change of Control Offer is being made pursuant to Section 4.08(a) hereof and the length of time the Change of Control Offer will remain open;

(ii) that the Holder has the right to require the Company to repurchase such Holder’s Notes at the Change of Control Price;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) that the Change of Control Payment Date will be no earlier than 45 days nor later than 60 days from the date such notice is sent;

(vi) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be, required to surrender the Note to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;

(vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

(viii) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

(ix) information concerning the date and details of the Change of Control and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials relating to the Change of Control Offer (or corresponding successor reports); provided that the Company may at its option incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information).

(c) In the event of a Change of Control Offer, the Company shall only be required to accept Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(d) Not later than one Business Day after the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers’ Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Price of the Notes purchased from each such Holder, and the Company shall execute and, upon receipt of an Officers’ Certificate of the Company, the Trustee shall promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer promptly after the Change of Control Payment Date.

(e) Any Change of Control Offer shall be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

Section 4.09 Subsidiary Guarantees by Restricted Subsidiaries.

Each existing and future Restricted Subsidiary (other than, in the Company’s discretion, any Restricted Subsidiary the assets of which have a Book Value of not more than $5.0 million) shall be a Subsidiary Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Subsidiary Guarantor. If the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than, in the Company’s discretion, any Restricted Subsidiary the assets of which have a Book Value of not more than $5.0 million) after the Issue Date, such Restricted Subsidiary shall execute a guarantee substantially in the form included in Exhibit A, execute a supplemental indenture in the form of Exhibit D, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the new Restricted Subsidiary and constitutes a valid and binding obligation of the new Restricted Subsidiary, enforceable against the new Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.10 Limitations on Additional Indebtedness.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, Incur any Indebtedness including Acquired Indebtedness; provided that the Company and the Subsidiary Guarantors may Incur Indebtedness, including Acquired Indebtedness, if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Company’s Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 or (ii) the ratio of Adjusted Indebtedness of the Company and the Restricted Subsidiaries to Adjusted Consolidated Tangible Net Worth is less than 7.5 to 1.

(b) Notwithstanding the foregoing, the provisions of Section 4.10(a) shall not prevent:

(i) the Company or any Restricted Subsidiary from Incurring (A) Refinancing Indebtedness or (B) Non-Recourse Indebtedness;

(ii) the Company from Incurring Indebtedness evidenced by the Notes issued on the Issue Date or any Exchange Notes issued in exchange therefor;

(iii) the Company or any Subsidiary Guarantor from Incurring Indebtedness under Credit Facilities not to exceed the greater of $250.0 million and 15% of Consolidated Tangible Assets;

(iv) any Subsidiary Guarantee of Indebtedness of the Company under the Notes or any Exchange Notes issued in exchange therefor;

(v) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money);

(vi) any Subsidiary Guarantor from guaranteeing Indebtedness of the Company or any other Subsidiary Guarantor, or the Company from guaranteeing Indebtedness of any Subsidiary Guarantor, in each case permitted to be Incurred under this Indenture (other than Non-Recourse Indebtedness);

(vii) (a) any Restricted Subsidiary from Incurring Indebtedness owing to the Company or any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Indebtedness is subordinated to any Subsidiary Guarantee of such Restricted Subsidiary, if any, and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(a) for so long as the Person to whom such Indebtedness is owing is the Company or a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary, and (b) the Company from Incurring Indebtedness owing to any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Indebtedness is subordinated to the Company’s obligations under the Notes and this Indenture, and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(b) for so long as the Person to whom such Indebtedness is owing is a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary;

(viii) the Company and any Restricted Subsidiary from Incurring Indebtedness under Capitalized Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or such Restricted Subsidiary, as the case may be, in an aggregate amount at any time outstanding not to exceed $50.0 million;

(ix) the Company or any Restricted Subsidiary from Incurring obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business (as determined in good faith by the Company);

(x) the Company or any Restricted Subsidiary from incurring Indebtedness owed to a seller of entitled land, lots under development or finished lots under the terms of which the Company or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such land or lots; and

(xi) the Company or any Restricted Subsidiary from Incurring Indebtedness in an aggregate principal amount at any time outstanding not to exceed $100.0 million.

(c) The Company shall not, and shall not cause or permit any Subsidiary Guarantor that is a Restricted Subsidiary to, directly or indirectly, in any event Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

(d) For purposes of determining compliance with this Section 4.10, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of this Section 4.10, the Company, in its sole discretion, shall classify such item of Indebtedness in any manner that complies with this Section 4.10 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification.

Section 4.11 Limitations on Asset Sales.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, make any Asset Sale unless:

(i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value thereof; and

(ii) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities (excluding Marketable Securities of the Company).

(b) The amount of (i) any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and (ii) the Fair Market Value of any property or assets (including Capital Stock of any Person that shall be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (provided that (except for Designated Excluded Assets) to the extent that the assets disposed of in such Asset Sale were Collateral, such property or assets are pledged as Collateral under the Security Documents substantially simultaneously with such sale, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of), shall be deemed to be consideration required by clause (ii) of Section 4.11(a) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries. Any Marketable Securities received as consideration in connection with an Asset Sale shall be converted into cash or Cash Equivalents within 180 days of receipt of such Marketable Securities.

(c) The Net Proceeds of an Asset Sale shall, within one year, at the Company’s election:

(i) be used by the Company or a Restricted Subsidiary to invest in assets (including Capital Stock of any Person that is or shall be a Restricted Subsidiary following investment therein) used or useful in the business of the Company and the Restricted Subsidiaries; provided that (except for Designated Excluded Assets) to the extent that the assets disposed of in such Asset Sale were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of;

(ii) be used to permanently prepay or permanently repay any (1) Indebtedness (or cash collateralize letters of credit) constituting First Priority Obligations (and, in the case of revolving obligations, to permanently reduce commitments with respect thereto) to the extent the assets sold were First Priority Collateral or (2) Indebtedness which had been secured by the assets sold in the relevant Asset Sale or other Indebtedness that is not subordinated in right of payment to the Notes or Subsidiary Guarantees, to the extent the assets sold were not Collateral (and, in the case of revolving obligations, to permanently reduce commitments with respect thereto); or

(iii) be applied to make an offer to purchase (in accordance with the terms set forth in this Section 4.11) Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, offer to purchase, repay or redeem Other Pari Passu Lien Obligations (to the extent the assets sold were Collateral) on a pro rata basis if the amount available for such purchase, repayment or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such offer to purchase and (ii) the lesser of the principal amount, or accreted value, of such other Other Pari Passu Lien Obligations or other Indebtedness, as applicable, plus, in each case accrued interest to the date of repayment, purchase or redemption at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

The amount of such Net Proceeds neither used to repay the Indebtedness described above nor used or invested as set forth in the preceding paragraph constitutes “Excess Proceeds.” Notwithstanding the above, any Asset Sale that is subject to Section 4.14 hereof shall not be subject to this Section 4.11.

(d) Notwithstanding this Section 4.11, to the extent the Company or any of its Restricted Subsidiaries receives securities or other non-cash property or assets as proceeds of an Asset Sale, the Company shall not be required to make any application of such non-cash proceeds required by this Section 4.11 until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property. Any amounts deferred pursuant to the preceding sentence shall be applied in accordance with this Section 4.11 (within the time periods set forth in this Section 4.11 as if the date of such receipt was the date of an Asset Sale) when cash or cash equivalent proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such non-cash property.

(e) If the aggregate amount of Excess Proceeds equals $25,000,000 or more, the Company shall so notify the Trustee in writing by delivery of an Officers’ Certificate and shall offer to purchase from all Holders (and, if the Company or a Restricted Subsidiary is required to do so, offer to purchase, repay or redeem Other Pari Passu Lien Obligations (to the extent the assets sold were Collateral)) (an “Excess Proceeds Offer”), and shall purchase from Holders and holders of any such Other Pari Passu Lien Obligations on a pro rata basis, accepting such Excess Proceeds Offer on the date fixed for the closing of such Excess Proceeds Offer (the “Asset Sale Offer Date”), the

maximum principal amount (in $2,000 minimum denominations or in integral multiples of $1,000 in excess thereof) of Notes (and such Other Pari Passu Lien Obligations) plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Date that may be purchased and paid, as the case may be, out of the Excess Proceeds, at an offer price (the “Asset Sale Offer Price”) in cash in an amount equal to 100% of the principal amount thereof (or, if less, the accreted value) plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures set forth in this Section 4.11. To the extent that the aggregate amount of Notes (and such Other Pari Passu Lien Obligations) tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, then the Company may use such Excess Proceeds, or a portion thereof, for general corporate purposes in the business of the Company and its Restricted Subsidiaries existing on the date hereof. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

(f) Within 30 days after the date on which the amount of Excess Proceeds equals $25,000,000 or more, the Company (with notice to the Trustee) or the Trustee at the Company’s request (and at the expense of the Company) will send or cause to be sent to all Persons who were Holders on the date such Excess Proceeds equaled $25,000,000, at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holders’ rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which will govern the terms of the Excess Proceeds Offer, will state:

(i) that the Excess Proceeds Offer is being made pursuant to this Section 4.11 and the length of time such Excess Proceeds Offer will remain open;

(ii) that the Holder has the right to require the Company to repurchase such Holder’s Notes at the Asset Sale Offer Price;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest on the Asset Sale Offer Date;

(v) that the Asset Sale Offer Date will be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

(vi) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Excess Proceeds Offer;

(vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Excess Proceeds Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased; and

(viii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(g) In the event the aggregate principal amount of Notes surrendered by Holders together with accrued interest thereon exceeds the amount of Excess Proceeds, the Company will select the Notes to be purchased on a pro rata basis from all Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased. To the extent that the Excess Proceeds remaining are less than $1,000, the Company may use such Excess Proceeds for general corporate purposes. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. Pending any such application under this Section 4.11, Net Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by this Indenture.

(h) Not later than one Business Day after the Asset Sale Offer Date in connection with which the Excess Proceeds Offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Excess Proceeds Offer (on a pro rata basis if required), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers’ Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders so accepted payment in an amount equal to the Asset Sale Offer Price of the Notes purchased from each such Holder, and the Company will execute and upon receipt of an Officers’ Certificate of the Company the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer promptly after the Asset Sale Offer Date. For purposes of this Section 4.11(h), the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

(i) Any Excess Proceeds Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

Section 4.12 Limitations on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its or their assets, property, income or profits therefrom, except, in the case of any asset or property not part of the Collateral, any Lien if the Notes are equally and ratably secured with (or on a senior basis to, if such Lien secures subordinated Indebtedness) the obligations secured by such Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other obligations, which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Notes Collateral Agent may have on the proceeds of such sale.

Section 4.13 Maintenance of Corporate Existence; Maintenance of Properties.

(a) Subject to Section 4.14 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

(b) The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business

Section 4.14 Limitations on Mergers and Consolidations.

(a) Neither the Company nor any Subsidiary Guarantor shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially in one transaction or series of related transactions), to any Person (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless:

(i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the “Successor”), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be, and this Indenture, the Intercreditor Agreement and the Security Documents; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided in Section 11.04 hereof.

Section 4.15 After-Acquired Property.

If property (other than Excluded Property) is acquired by the Company or a Subsidiary Guarantor that is not automatically subject to a perfected security interest under the Security Documents or a Restricted Subsidiary becomes a Subsidiary Guarantor, or property that was Excluded Property ceases to be Excluded Property, then the Company or such Subsidiary Guarantor will, as soon as practical (but in any event within 60 days) after such property’s acquisition or it no longer being Excluded Property, provide a Mortgage (which has been delivered for recording), if applicable, and related Security Documents, if applicable, over such property (or, in the case of a new Subsidiary Guarantor, all of its assets except Excluded Property) in favor of the Notes Collateral Agent and deliver, subject to the same limitations with respect thereto as provided in Section 4.16(a) of this Indenture, (i) certain certificates (including, without limitation, flood certificates), (ii) legal opinions (subject to customary exceptions and qualifications reasonably acceptable to the Notes Collateral Agent) in respect of the due authorization, execution and delivery and enforceability and validity of such Mortgages in respect thereof and (iii) title insurance policies naming the Notes Collateral Agent as the insured party, insuring the lien of each Mortgage on the applicable real property Collateral (subject only to Permitted Liens and such other exceptions as are reasonably acceptable to the Notes Collateral Agent) containing such customary endorsements and affirmative insurance as the Notes Collateral Agent may reasonably require and including such coinsurance and reinsurance as may be reasonably requested by the Notes Collateral Agent as required by this Indenture or the Security Documents; provided that the failure to deliver such Mortgage (and related documents) with respect to any real property within any such 60-day period shall not constitute a default under this Indenture until such time as the aggregate Book Value of real properties for which Mortgages (and related documents) have not been delivered within such 60-day periods (and remain undelivered at the time of determination) exceeds $25.0 million.

Section 4.16 Collateral Requirement; Further Assurances.

(a) On the Issue Date the Company and the Subsidiary Guarantors shall grant Liens on all their property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected Liens (subject to Permitted Liens), including through delivery of Mortgages for recordation, subject to Section 4.16(b) of this Indenture, filing of UCC financing statements or otherwise, pursuant to, and to the extent required by, the Collateral Agreement and the other Security Documents to be entered into on the Issue Date and the Indenture. In addition, the Company and the Subsidiary Guarantors shall execute any and all further documents, UCC financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral unless such actions are not required by the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements, Mortgages and other instruments and documents in form and substance reasonably satisfactory to the Notes Collateral Agent, and the Company shall deliver or cause to be delivered to the Notes Collateral Agent all such instruments and documents (including, without limitation, certificates (including, without limitation, flood certificates), legal opinions and lien searches) as the Notes Collateral Agent shall reasonably request to evidence compliance with this covenant; provided that with respect to any real property Collateral that secures First Priority Obligations, (x) the Company and the Subsidiary Guarantors shall not be required to deliver or cause to be delivered any such instruments and documents (including, without limitation, certificates, opinions and title insurance policies) to the extent not required to be delivered to the applicable First Priority Collateral Agent for the benefit of the First Priority Secured Parties, (y) to the extent any title insurance policies are delivered to the applicable First Priority Collateral Agent with respect to any real property Collateral, the Company and the Subsidiary Guarantors may deliver title insurance policies to the Notes Collateral Agent in respect of such real property Collateral in an aggregate amount of coverage limited to the aggregate principal amount of the Notes, which amount of coverage may be allocated proportionately among the properties comprising such real property Collateral according to the respective individual values of such real properties (or the Company and the Subsidiary Guarantors may deliver other title insurance coverage pursuant to other arrangements that would be commercially reasonable under the circumstances taking into account the costs associated therewith and the benefits afforded thereby, including pursuant to all pro tanto endorsements and similar arrangements), and (z) to the extent a survey is delivered to the applicable First Priority Collateral Agent with respect to any real property Collateral, the Company and the Subsidiary Guarantors may deliver a copy of such survey to the Notes Collateral Agent and will otherwise use commercially reasonable efforts to ensure that the title insurance policy issued to the Notes Collateral Agent with respect to such real property contains substantially the same survey coverage as that provided to such First Priority Collateral Agent under its title insurance policy relating to such real property; and provided, further, that with respect to any real property Collateral that does not secure any First Priority Obligations, the Company and the Subsidiary Guarantors shall be required to deliver or cause to be delivered to the Notes Collateral Agent a Mortgage or similar instrument with respect to such property but shall not be required to deliver or cause to be delivered any title insurance policies, surveys, appraisals or environmental reports relating thereto.

(b) In addition, at the sole cost and expense of the Company (including, without limitation, recording, filing and title company charges, taxes and fees),

(i) the Company and the Subsidiary Guarantors shall use their respective commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral in favor of the Notes Collateral Agent that are created on the Issue Date, but to the extent any such security interests cannot be created or perfected by the Issue Date, the Company and the Subsidiary Guarantors shall (x) deliver or cause to be delivered to Notes Collateral Agent with respect to each such security interest all instruments and documents as set forth in Section 4.16(a) of this Indenture and (y) do or cause to be done all acts and things that may be required, including, without limitation, obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, promptly following the Issue Date, but in any event no later than 90 days thereafter; and

(ii) any Mortgages (and any related Security Documents) required to be granted pursuant to Section 4.16(a) of this Indenture or the Security Documents with respect to the real property Collateral owned by Company or the Subsidiary Guarantors on the Issue Date shall be granted, subject to Section 4.16(a) of this Indenture, together with (x) legal opinions (subject to customary exceptions and qualifications reasonably acceptable to the Notes Collateral Agent) in respect of the due authorization, execution and delivery and enforceability and validity of such Mortgages, (y) flood certificates and (z) title insurance policies naming the Notes Collateral Agent as the insured party, insuring the lien of each Mortgage on the applicable real property Collateral (subject only to Permitted Liens and such other exceptions as are reasonably acceptable to the Notes Collateral Agent) containing such customary endorsements and affirmative insurance as the Notes Collateral Agent may reasonably require and including such coinsurance and reinsurance as may be reasonably requested by the Notes Collateral Agent, each of the foregoing to be delivered to the Notes Collateral Agent with respect to each Mortgage required to be granted pursuant to Section 4.16(a) of this Indenture or the Security Documents and the real property described in such Mortgage, promptly following the Issue Date, but in any event no later than 90 days thereafter.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events:

(i) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise (including the failure to make payment pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(iii) the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes, the Subsidiary Guarantees, this Indenture or any of the Security Documents and such failure continues for the period and after the notice specified below;

(iv) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $25.0 million or more in the aggregate;

(v) the failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries with an outstanding aggregate amount of $25.0 million or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

provided, that if such failure to pay shall be remedied, waived or extended, then the Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Company;

(vi) a final judgment or judgments that exceed $25.0 million or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Material Subsidiary as debtor in an involuntary case;

(B) appoints a Custodian of the Company or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary; or

(C) orders the liquidation of the Company or any Material Subsidiary and the order or decree remains unstayed and in effect for 60 days;

(ix) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee); or

(x) (a) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents) other than in accordance with the terms of the relevant Security Document and this Indenture and other than the satisfaction in full of all Obligations under this Indenture or the release or amendment of any such Lien in accordance with the terms of this Indenture or the Security Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or (b) the enforceability thereof shall be contested by the Company or any Subsidiary Guarantor.

(b) A Default under Sections 5.01(a)(iii) and 5.01(a)(x)(a) hereof will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default (1) within 60 days after receipt of the notice of a Default under Section 5.01(a)(iii) or (2) within 30 days after receipt of the notice of a Default under Section 5.01(a)(x)(a). The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

(c) The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with Section 4.08 hereof) if the Trustee determines that withholding such notice is in the Holders’ interest.

Section 5.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in sub-clauses (vii) and (viii) of Section 5.01(a) above) shall have occurred and be continuing under this Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to this Section 5.02, will be due and payable immediately. If an Event of Default with respect to the Company specified in sub-clauses (vii) and (viii) of Section 5.01(a) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

(b) In the event that the maturity of the Notes is accelerated pursuant to Section 5.02(a) hereof, 100% of the principal amount of the Notes (or, in the case of a default under Section 5.01(a)(ii) or (iii) hereof resulting from a breach of the covenant set forth in Section 4.08 hereof, 101% of the principal amount of the Notes) will become due and payable plus accrued interest, if any, to the date of payment.

Section 5.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Security Document.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 5.04 Waiver of Existing Defaults.

Subject to Section 8.02, the Holders of a majority in principal amount of then outstanding Notes on behalf of all the Holders of the Notes by written notice to the Trustee may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under this Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05 Control by Majority.

The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or in its exercise of any trust or power conferred on the Trustee; provided, however, that such direction does not conflict with the terms of this Indenture. The Holders may not enforce the provisions of this Indenture, the Notes or the Subsidiary Guarantees except as provided in this Indenture. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture; (ii) that, subject to Section 6.01, the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or (iii) that would involve the Trustee in personal liability.

Section 5.06 Limitation on Suits.

Subject to Section 5.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture, the Notes or any Security Document unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least a majority in principal amount of the total outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 5.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 5.08 Collection Suit by Trustee.

If an Event of Default specified in Section 5.01(a)(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts.

Section 5.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 5.10 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.11 Priorities.

Subject to the Security Documents, if the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

(a) to the Notes Collateral Agent, its agents and attorneys for amounts under this Indenture, the Intercreditor Agreement and the Security Documents, including payment of all compensation, expenses and liability incurred and all advances made, by the Notes Collateral Agent and the costs and expenses of collection;

(b) to the Trustee, its agents and attorneys for amounts due under Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(c) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(d) to the Company or to such party as a court of competent jurisdiction shall direct including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.11.

Section 5.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VI

TRUSTEE

Section 6.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 6.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) In the event the Company is required to pay Additional Interest, the Company will provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether any Additional Interest is payable and the amount thereof.

(k) Except as otherwise expressly required by the TIA or hereunder, the Trustee shall not have any duties or other obligations to the Notes Collateral Agent or any Holder with respect to the Collateral and shall not be liable for any action or failure to act on the part of any co-trustee, separate trustee, the Notes Collateral Agent or a separate collateral agent.

Section 6.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.

Section 6.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Security Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 6.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice refers to the Notes and this Indenture.

Section 6.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 6.07 Compensation and Indemnity.

The Company and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, counsel, accountants and experts.

The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any of the Subsidiary Guarantors (including this Section 6.07) or defending itself against any claim whether asserted by any Holder, the Company or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything contrary in Section 4.12 hereto, to secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 6.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(a)(vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents, counsel, accountants and experts) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 6.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 6.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 6.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

Section 6.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 6.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 6.11 Preferential Collection of Claims Against Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01 Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under Section 7.01(a) of the option applicable to this clause (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Notes and Subsidiary Guarantees on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under the Notes and this Indenture, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 7.02, subject to compliance with this Section 7.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to such Notes.

(c) Upon the Company’s exercise under Section 7.01(a) of the option applicable to this clause (c), the Company and the Subsidiary Guarantors shall be released and discharged from the obligations under any covenant contained in Section 4.03, Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15 and Section 4.16 on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(a)(iii), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise of under Section 7.01(a) of the option applicable to this Section 7.01(c), subject to the satisfaction of the conditions set forth in Section 7.01(d), Sections 5.01(a)(iii), (iv), (v), (vi) and (x) hereof shall not constitute Events of Default.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article 7 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, (1) cash in U.S. dollars, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium, if any) and interest, if any, on such Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Notes on the maturity date of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes.

(ii) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(iii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(a)(vi) and Section 5.01(a)(vii) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iv) In the case of an election under Section 7.01(b), the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(v) In the case of an election under Section 7.01(c), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vi) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 7.01(b) or the covenant defeasance under Section 7.01(c) (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s opinion under Section 7.01(b) or Section 7.01(c) (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

(vii) Notwithstanding any other provisions of this Section, such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations with may be imposed on the Company in connection therewith pursuant to Section 2.01.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

Section 7.02 Survival of the Company’s Obligations.

Notwithstanding the satisfaction and discharge of this Indenture under Section 12.01, the Company’s obligations under Sections 2.03 through 2.07, 4.01, 6.07, 6.08, 7.04 and 7.05, however, shall survive until the securities of an applicable series are no longer outstanding. Thereafter, the Company’s obligations under Sections 6.07, 7.04 and 7.05 shall survive.

Section 7.03 Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 7.04 Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders of Notes entitled to the money must look to the Company or any Subsidiary Guarantor for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease

Section 7.05 Reinstatement.

If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE VIII

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01 With Consent of Majority; Without Consent of Holders.

Subject to Section 8.02, this Indenture, the Notes or the Security Documents may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, this Indenture or any Security Document may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Security Documents or waive any provisions hereof or thereof without notice to or consent of any Holder of Notes:

(a) to cure any ambiguity, defect or inconsistency in this Indenture, the Notes, the Guarantees or the Security Documents;

(b) to comply with the provisions of Section 4.14;

(c) to provide for uncertificated Notes in addition to, or in place of, certificated Notes;

(d) to provide for any Subsidiary Guarantee of the Notes, to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or holders of Other Pari Passu Lien Obligations, or to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(e) to add covenants or new events of default for the protection of the Holders of the Notes;

(f) to make any change that does not adversely affect the legal rights under this Indenture of any Holder; or

(g) to comply with or qualify this Indenture under the Trust Indenture Act.

After an amendment under this Section 8.01 becomes effective, the Company shall mail notice of such amendment to the affected Holders of Notes.

Section 8.02 With Consent of all Affected Holders.

Without the consent of each Holder of Notes, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04, may not:

(a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of, or change the time for payment of, interest, including default interest, on any Note;

(c) reduce the principal of, or change the fixed maturity of, any Note or alter the provisions with respect to redemption under Section 3.07 hereof;

(d) make any Note payable in money other than that stated in the Note;

(e) make any change in Sections 5.04, 4.01 or, in part, this Section 8.02;

(f) modify the ranking or priority of the Notes or any Subsidiary Guarantee;

(g) modify any of the provisions with respect to mandatory offers to repurchase Notes pursuant to Section 4.08 or Section 4.11 hereof after the obligation to make such mandatory offer to repurchase has arisen;

(h) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms contained herein, or

(i) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

In addition, without the consent of the Holders of 66 2/3% of the principal amount of the Notes then outstanding, the Company may not effect a release of all or substantially all of the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted under this Indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 8.03 Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.04 Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of Notes or portion of Notes that evidences the same debt as the consenting Holders’ Notes, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Notes or portion of Notes. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder of Notes who has consented to it and every subsequent Holder of Notes or portion of Notes that evidences the same debt as the consenting Holder’s Notes; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05 Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of the Notes, the Company may require the Holder of the Notes to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Notes about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Notes shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 8.06 Trustee to Sign Amendments.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

Section 8.07 Amendments to Intercreditor Agreement.

The Intercreditor Agreement and Security Documents may be amended from time to time at the sole request and expense of the Company, and without the consent of any First Priority Collateral Agent or the Notes Collateral Agent (A) to add other parties (or any authorized agent thereof or trustee therefor) holding First Priority Obligations or Other Pari Passu Lien Obligations that are incurred in compliance with the First Priority Documents, this Indenture and the Security Documents, (B) to establish that the Liens on any First Priority Collateral securing any such First Priority Obligations shall be senior under the Intercreditor Agreement to the Liens on such First Priority Collateral securing the Obligations under this Indenture, the Notes and the Subsidiary Guarantees on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Notes Collateral securing any such Other Pari Passu Lien Obligations shall be pari passu under the Intercreditor Agreement with the Liens on such Notes Collateral securing the Obligations under this Indenture, the Notes and the Subsidiary Guarantees on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment.

Section 8.08 Powers of Custodian.

In case the Collateral shall be in the possession of a lawfully appointed Custodian, the powers conferred in this Article VIII upon the Company or any Subsidiary Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such Custodian, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Subsidiary Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article VIII.

ARTICLE IX

RANKING OF NOTE LIENS

Section 9.01 Agreement for the Benefit of Holders of First-Priority Liens.

The Trustee and the Notes Collateral Agent agree, and each Holder of Notes by accepting a Note agrees, that:

(a) the Liens securing the Second Priority Obligations upon any and all First Priority Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future First Priority Liens;

(b) the agreements as to the ranking of the Second Priority Liens set forth in the Intercreditor Agreement:

(i) are enforceable by First Priority Collateral Agents, for the benefit of the holders of First Priority Obligations; and

(ii) will remain enforceable by the First Priority Collateral Agents until the Discharge of First Priority Obligations (as defined in the Intercreditor Agreement);

(c) as among the Notes Collateral Agent, the Trustee and the holders of Second Priority Obligations and the holders of the First Priority Obligations, the holders of the First Priority Obligations, the First Priority Collateral Agents, on behalf of the holders of the First Priority Obligations, will have the ability to control and obtain remedies with respect to all First Priority Collateral without the necessity of any consent of or notice to the Notes Collateral Agent, the Trustee or any such holder, as set forth in more detail in the Intercreditor Agreement;

(d) the Intercreditor Agreement may be amended from time to time without the consent of the Holders or the holders of First Priority Obligations to add other parties holding Other Pari Passu Lien Obligations or other First Priority Obligations, in each case to the extent permitted to be incurred hereunder and other applicable agreements;

(e) nothing herein shall be deemed to preclude any of the Trustee, the Notes Collateral Agent, or the Holders from offering competing DIP Financing (as defined in the Intercreditor Agreement) secured by Liens subordinate to the First Priority Liens; and

(f) this Indenture, Notes, Guarantees and Security Documents are subject to the Intercreditor Agreement.

Section 9.02 Notes, Guarantees and Other Second Priority Obligations not Subordinated.

The provisions of this Article 9 are intended solely to set forth the relative ranking, as Liens, of the Second Priority Liens as against the First-Priority Liens. The Notes and Guarantees are senior non-subordinated obligations of the Company and Guarantors. Neither the Notes, the Guarantees and other Second Priority Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies of a secured creditor, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of this Article 9, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 9.03 Relative Rights.

The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Second Priority Liens and holders of First Priority Liens. Nothing in this Indenture or the Intercreditor Agreement will:

(a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on the Notes in accordance with their terms or to perform any other obligation of the Company or any other obligor under this Indenture, Notes, Subsidiary Guarantees and Security Documents;

(b) restrict the right of any Holder of Notes to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreement;

(c) prevent the Trustee, the Notes Collateral Agent or any Holder of Notes from exercising against the Company or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured creditor, which are subject to the Intercreditor Agreement); or

(d) restrict the right of the Trustee, the Notes Collateral Agent or any Holder of Notes:

(i) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(ii) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(iii) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(iv) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 9;

(v) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(vi) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(vii) otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose:

(A) if it were a holder of unsecured claims; or

(B) as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding;

in each case, except as set forth in the Intercreditor Agreement.

ARTICLE X

COLLATERAL AND SECURITY

Section 10.01 Security Documents.

The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Subsidiary Guarantor pursuant to its Subsidiary Guarantees, the payment of all other Second Priority Obligations and the performance of all other obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents are secured by Liens on the Collateral prior to all other Liens except for Permitted Liens, as provided in the Security Documents which the Company and the Subsidiary Guarantors have entered into simultaneously with the execution of this Indenture, or in certain circumstances, subsequent to the Issue Date, and will be secured as provided in the Security Documents hereafter delivered as required or permitted by this Indenture. The Company shall, and shall cause each Subsidiary Guarantor to, and each Subsidiary Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements) and take all other actions as are required by the Security Documents to maintain (at the sole cost and expense of the Company and Subsidiary Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest, subject only to Permitted Liens (provided that the Company and the Subsidiary Guarantors shall not be required to execute or deliver any control agreements in favor of the Notes Collateral Agent with respect to any deposit account or securities account).

Section 10.02 Notes Collateral Agent.

(a) The Holders hereby appoint Wilmington Trust, National Association to act as Notes Collateral Agent, and the Notes Collateral Agent shall have the privileges, powers and immunities as set forth herein and in the Security Documents to which it is party. The Holders hereby agree that the Notes Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case, pursuant to the terms of the Security Documents, and the Notes Collateral Agent is hereby authorized to (i) execute and deliver the Security Documents, together with any future amendments, supplements or restatements of the Intercreditor Agreement consistent with the terms thereof and (ii) enter into a servicing agreement, in a form reasonably acceptable to the Notes Collateral Agent, to effectuate the release, in accordance with the terms of this Indenture, of the real property Collateral and any personal property Collateral related thereto. Subject to the Intercreditor Agreement, the Notes Collateral Agent is authorized and empowered to appoint one or more co-Notes Collateral Agents as it deems necessary or appropriate.

(b) Subject to Section 6.01, neither the Trustee nor the Notes Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien on the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of such Liens or any of the Security Documents or any delay in doing so.

(c) The Notes Collateral Agent will be subject to such directions as may be given it in writing by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture or as required or permitted by the Security Documents, the Notes Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Second Priority Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Liens on the Collateral, the Security Documents or the Collateral.

(d) The Notes Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens on the Collateral or the Security Documents.

(e) In acting as Notes Collateral Agent or co-Notes Collateral Agent, the Notes Collateral Agent and each co-Notes Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 6 hereof, each of which shall also be deemed to be for the benefit of the Notes Collateral Agent.

(f) The Company shall promptly notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

Section 10.03 Authorization of Actions to be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect on the Issue Date and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Notes Collateral Agent to execute and deliver the Security Documents and the Intercreditor Agreement to which it is a party and authorizes and empowers the Trustee and the Notes Collateral Agent to bind the Holders of Notes and other holders of Second Priority Obligations as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b) The Notes Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Notes Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Section 6.01, Section 6.02 and Article 9 hereof and the Intercreditor Agreement, the Trustee may direct, on behalf of and at the direction of the Holders of Notes, the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Liens on the Collateral;

(ii) enforce any of the terms of the Security Documents to which the Notes Collateral Agent or Trustee is a party; or

(iii) collect and receive payment of any and all Second Priority Obligations.

Subject to the Intercreditor Agreement, Section 6.01, Section 6.02 and Article 9, the Trustee is authorized and empowered (but is under no duty) to institute and maintain, or direct the Notes Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Second Priority Liens or the Security Documents to which the Notes Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Notes Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem in their sole discretion expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Notes Collateral Agent; provided, however, that neither the Trustee nor the Notes Collateral Agent have any duty or obligation to exercise the rights and discretion afforded by this paragraph.

Section 10.04 Release of Collateral.

(a) The Company and the Subsidiary Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(i) to enable the disposition of such property or assets to the extent not prohibited under Section 4.11;

(ii) with respect to any property or assets constituting Collateral, when such property or asset constitutes Excluded Property;

(iii) in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee, the release of the property and assets of such Subsidiary Guarantor; or

(iv) as set forth in Article 8.

(b) With respect to any First Priority Collateral, and notwithstanding the existence of any Event of Default but subject to the Intercreditor Agreement, the Second Priority Lien on such First Priority Collateral shall also be automatically, unconditionally and simultaneously released to the extent the First Priority Liens on such First Priority Collateral are released by the applicable First Priority Collateral Agent in connection with the sale or other disposition in connection with the foreclosure or other exercise of remedies with respect to, such First Priority Collateral by such First Priority Collateral Agent (except with respect to any proceeds of such sale or other disposition that are not applied to reduce the First Priority Obligations).

(c) The security interests in all Collateral securing the Notes and Subsidiary Guarantees also will be released upon:

(i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or

(ii) a legal defeasance or covenant defeasance under this Indenture or a discharge of this Indenture.

(d) The security interests in any Collateral securing the Notes and Subsidiary Guarantees will be released, automatically and without the need for further action by any Person, if the disposition of such Collateral is otherwise permitted under the terms of this Indenture and all requirements of the TIA have been complied with.

(e) Any release of Collateral in accordance with this Section 10.04 and the Security Documents will not be deemed to impair the security under this Indenture and any engineer, appraiser or other expert may rely on such provision in delivering a certificate requesting release so long as all other provisions of this Indenture with respect to such release have been complied with.

Section 10.05 Filing, Recording and Opinions.

(a) The Company will comply with the provisions of TIA § 314 to the extent applicable. To the extent applicable, the Company will cause TIA § 313(b), relating to reports, TIA § 314(b), relating to opinions, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) shall be made by an officer or legal counsel, as applicable, of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.05(a), the Company will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines in good faith based on the advice of counsel that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

Without limiting the generality of the foregoing of this Section 10.05(a), so long as (1) no Default of Event of Default under this Indenture would result therefrom, (2) the Collateral Agent has not exercised its rights with respect to the Collateral upon the occurrence and during the continuance of an Event of Default and (3) such transaction would not violate the TIA, the Company and the Subsidiary Guarantors may, subject to the other provisions of this Indenture and the Security Documents, without any release or consent by the Trustee, Notes Collateral Agent, or any Holder, conduct ordinary course activities with respect to the Collateral, including, without limitation:

(i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

(ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents;

(iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

(iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(v) granting a license of any intellectual property;

(vi) selling, transferring or otherwise disposing of inventory, including dispositions of real estate assets in bulk and sales of parcels of land, in the ordinary course of the Company’s or any Subsidiary’s Real Estate Business as determined in good faith by the Company;

(vii) collecting accounts receivable in the ordinary course of business (as determined in good faith by the Company) as permitted by Section 4.11;

(viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business (as determined in good faith by the Company) that are not otherwise prohibited by this Indenture and the Security Documents; and

(ix) abandoning any intellectual property that is no longer used or useful in the Company’s business,

provided that the Company and the Subsidiary Guarantors must, to the extent required by applicable SEC interpretations, deliver to the Notes Collateral Agent and Trustee, semi-annually within 15 days following each June 30 and December 31, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the Notes Collateral Agent was obtained occurred in the ordinary course of their business and that all of the proceeds were used as permitted by this Indenture.

Any release of Collateral permitted by Section 10.04 hereof or the Security Documents will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver a certificate or opinion pursuant to Section 314(d) of the TIA or otherwise under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 6.01 and 6.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

(b) If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Notes Collateral Agent and if the Company has delivered the certificates and documents required by the Security Documents and permitted to be delivered by Section 11.04 (if any) and all documentation required by TIA §314(d) in connection with such release the Trustee will, upon the Company’s written request, acknowledge to the Notes Collateral Agent receipt of the Officers’ Certificates and Opinion of Counsel required by the Indenture.

ARTICLE XI

SUBSIDIARY GUARANTEES; RELEASE OF SUBSIDIARY GUARANTORS

Section 11.01 Subsidiary Guarantee.

(a) Subject to the provisions of this Article 11, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other obligations with respect to the Notes and this Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated, jointly and severally with each other Subsidiary Guarantor, to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Article 11, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

(b) Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Article 11. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Article 11, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Article 11, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Article 11.

(c) This Article 11 shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Subsidiary Guarantees shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(d) Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Subsidiary Guarantor and its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer or obligation under federal or state law.

Section 11.02 Execution and Delivery of Subsidiary Guarantee.

(a) To further evidence the Subsidiary Guarantee set forth in Section 11.01, each of the Subsidiary Guarantors hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

(b) Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

(c) If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Subsidiary Guarantor’s Subsidiary Guarantee of such Note shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

Section 11.03 Additional Subsidiary Guarantors.

Any Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 11.04 Release of a Subsidiary Guarantor.

(a) If all or substantially all of the assets of any Subsidiary Guarantor or all (or a portion sufficient to cause such Subsidiary Guarantor to no longer be a Subsidiary of the Company) of the Capital Stock of any Subsidiary Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of the Notes, subject in each case to compliance with Sections 4.11 and 4.14 hereof.

(b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 11.04. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article 11.

(c) The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article 11.

(d) Except as set forth in Article 4 hereof and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 11.05 Waiver of Subrogation; Right of Contribution.

(a) Except as set forth in Section 11.05(b) below, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under this Article 11 and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

(b) Notwithstanding Section 11.05(a), each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(a) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (i) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the

Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith);

(c) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(d) if applicable, the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (i) of clause (b) of this Section 12.01, the provisions of Sections 4.01, 4.02 and 12.02 hereof shall survive.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 7.05 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act, the imposed duties shall control.

Section 13.02 Notices.

Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Subsidiary Guarantor:

c/o Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

Fax: 770-781-6461

Attention: Kenneth F. Khoury

If to the Trustee:

U.S. Bank National Association

Corporate Trust Services

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

Fax No.: (404) 898-8844

Attention: Beazer 6.625% Notes (2012 Indenture)

If to the Notes Collateral Agent:

Wilmington Trust, National Association

50 South Sixth Street

Suite 1290

Minneapolis, MN 55402

Fax No.: (612) 217-5651

Attention: Meghan McCauley

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company or any of the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.

Section 13.08 Governing Law.

THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 13.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.04 hereof.

Section 13.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 Qualification of Indenture.

The Company and the Subsidiary Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Subsidiary Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company and the Subsidiary Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

BEAZER HOMES USA, INC.

By:	/s/ Robert L. Salomon
Name:	Robert L. Salomon
Title:	Executive Vice President and Chief Financial Officer

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACRAMENTO, INC.
BEAZER/SQUIRES REALTY, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.
HOMEBUILDER TITLE SERVICES, INC.

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

Signature Page to Indenture

BEAZER MORTGAGE CORPORATION

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC, its Managing Partner

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

ARDEN PARK VENTURES, LLC
BEAZER CLARKSBURG, LLC
BEAZER COMMERCIAL HOLDINGS, LLC
DOVE BARRINGTON DEVELOPMENT LLC
BEAZER HOMES INVESTMENTS, LLC
BEAZER HOMES MICHIGAN, LLC
ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

Signature Page to Indenture

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER SPE, LLC

By:	BEAZER HOMES HOLDINGS CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

Signature Page to Indenture

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC, its General Partner

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

Signature Page to Indenture

PARAGON TITLE, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

TRINITY HOMES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, a Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

Signature Page to Indenture

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC, its Sole Member

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ William B. Echols
	Name:	William B. Echols
	Title:	Vice President

Signature Page to Indenture

WILMINGTON TRUST NATIONAL ASSOCIATION as Notes Collateral Agent

By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Vice President

Signature Page to Indenture

SCHEDULE I

Subsidiary Guarantors

Beazer General Services, Inc.

Beazer Homes Corp.

Beazer/Squires Realty, Inc.

Beazer Homes Sales, Inc.

Beazer Homes Investments, LLC

Beazer Realty Corp.

Beazer Homes Holdings Corp.

Beazer Homes Indiana Holdings Corp.

Beazer Homes Texas Holdings, Inc.

Beazer Homes Texas, L.P.

Beazer Homes Indiana LLP

April Corporation

Beazer SPE, LLC

Beazer Realty, Inc.

Beazer Realty Services, LLC

Beazer Realty Los Angeles, Inc.

Beazer Realty Sacramento, Inc.

BH Building Products, LP

BH Procurement Services, LLC

Homebuilders Title Services of Virginia, Inc.

Homebuilders Title Services, Inc.

Beazer Allied Companies Holdings, Inc.

Paragon Title, LLC

Trinity Homes, LLC

Beazer Commercial Holdings, LLC

Beazer Clarksburg, LLC

Arden Park Ventures, LLC

Beazer Mortgage Corporation

Beazer Homes Michigan, LLC

Dove Barrington Development LLC

Clarksburg Arora LLC

Clarksburg Skylark, LLC

Elysian Heights Potomia, LLC

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

A-1-1

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S] GLOBAL NOTE

representing

$[            ]

6.625% Senior Secured Notes due 2018

No.	[$ ]

BEAZER HOMES USA, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                          United States Dollars] on April 15, 2018.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

[1]	Rule 144A Note CUSIP: 07556QBA2

Rule 144A Note ISIN: US07556QBA22

Regulation S Note CUSIP: U0758TAH0

Regulation S Note ISIN: USU0758TAH06

A-1-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

BEAZER HOMES USA, INC.

By:
Name:

Title:

A-1-3

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:

Title:

A-1-4

[Back of the Note]

6.625% Senior Secured Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	INTEREST. Beazer Homes USA, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.625% per annum from July 18, 2012 until maturity. The Company will pay interest, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be October 15, 2012. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Notes to the extent lawful.

2.	METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. At the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.	PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

A-1-5

4.	INDENTURE. The Company issued the Notes under an Indenture, dated as of July 18, 2012 (the “Indenture”), among Beazer Homes USA, Inc., the Subsidiary Guarantors named therein, the Trustee and Wilmington Trust, National Association as Notes Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.	OPTIONAL REDEMPTION.

(a)	Prior to July 15, 2015, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be sent to each Holder, not less than 30 nor more than 60 days prior to the redemption date.

(b)	The Company may redeem all or any portion of the Notes at any time and from time to time on or after July 15, 2015 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning on July 15 of each year indicated below:

Year	Percentage
2015	103.313%
2016	101.656%
2017 and thereafter	100.000%

(c)	In addition, on or prior to July 15, 2015, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net proceeds of an Equity Offering at 106.625% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

A-1-6

(d)	If the Company redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(e)	Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.	MANDATORY REDEMPTION. The Company shall be required to make mandatory redemption as set forth under Sections 4.08 and 4.11 of the Indenture, but shall not otherwise be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.	NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be sent at least 30 days (unless pursuant to Section 3.02 hereof, then at least 15 days) but not more than 60 days before the redemption date (except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 7 or Article 10 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8.	OFFERS TO REPURCHASE. The Company shall be required to make offers to repurchase as set forth under Sections 4.08 and 4.11 of the Indenture.

9.	DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of the Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10.	PERSONS DEEMED OWNERS. The registered Holder of a Notes may be treated as its owner for all purposes.

11.	AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

A-1-7

12.	DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. If an Event of Default (other than an Event of Default specified in Sections 5.01(a)(vii) and (viii) of the Indenture) shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to the provisions of Section 5.02 of the Indenture, will be due and payable immediately. If an Event of Default with respect to the Company specified in Section 5.01(a)(vii) and (viii) occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive such Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. The Company shall deliver to the Trustee a quarterly statement regarding compliance with the Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

13.	AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.

14.	ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of July 18, 2012 among Beazer Homes USA, Inc., the Subsidiary Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”).

15.	GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

16.	CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A-1-8

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

Fax: 770-781-6461

Attention: Kenneth F. Khoury

A-1-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.11 of the Indenture, check the appropriate box below:

☐  Section 4.08                  ☐  Section 4.11

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A-1-12

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

April Corporation, Arden Park Ventures, LLC, Beazer Allied Companies Holdings, Inc., Beazer Clarksburg, LLC, Beazer Commercial Holdings, LLC, Beazer General Services, Inc., Beazer Homes Corp., Beazer Homes Holdings Corp., Beazer Homes Indiana Holdings Corp., Beazer Homes Indiana LLP, Beazer Homes Investments, LLC, Beazer Homes Michigan, LLC, Beazer Homes Sales, Inc., Beazer Homes Texas Holdings, Inc., Beazer Homes Texas, L.P., Beazer Mortgage Corporation, Beazer Realty Corp., Beazer Realty, Inc., Beazer Realty Los Angeles, Inc., Beazer Realty Sacramento, Inc., Beazer Realty Services, LLC, Beazer SPE, LLC, Beazer/Squires Realty, Inc., BH Building Products, LP, BH Procurement Services, LLC, Clarksburg Arora LLC, Clarksburg Skylark, LLC, Dove Barrington Development LLC, Elysian Heights Potomia, LLC, Homebuilders Title Services of Virginia, Inc., Homebuilders Title Services, Inc., Paragon Title, LLC, and Trinity Homes, LLC (the “Subsidiary Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the “Subsidiary Guarantee”), that (i) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth under Article 11 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Subsidiary Guarantee, the Indenture or any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.

Each holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

A-1-13

The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

APRIL CORPORATION

BEAZER ALLIED COMPANIES HOLDINGS, INC.

BEAZER GENERAL SERVICES, INC.

BEAZER HOMES CORP.

BEAZER HOMES HOLDINGS CORP.

BEAZER HOMES INDIANA HOLDINGS CORP.

BEAZER HOMES SALES, INC.

BEAZER HOMES TEXAS HOLDINGS, INC.

BEAZER REALTY CORP.

BEAZER REALTY, INC.

BEAZER REALTY LOS ANGELES, INC.

BEAZER REALTY SACRAMENTO, INC.

BEAZER/SQUIRES REALTY, INC.

HOMEBUILDERS TITLE SERVICES OF

VIRGINIA, INC.

HOMEBUILDERS TITLE SERVICES, INC.

By:
Name:

Title:

A-1-14

BEAZER MORTGAGE CORPORATION

By:
Name:
Title:

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC, its Managing Partner

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

ARDEN PARK VENTURES, LLC BEAZER CLARKSBURG, LLC BEAZER COMMERCIAL HOLDINGS, LLC DOVE BARRINGTON DEVELOPMENT LLC BEAZER HOMES INVESTMENTS, LLC BEAZER HOMES MICHIGAN, LLC ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

A-1-15

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:
Name:
Title:

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

BEAZER SPE, LLC

By:	BEAZER HOMES HOLDING CORP., its Sole Member

By:
Name:
Title:

A-1-16

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC, its General Partner

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:
Name:
Title:

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:
Name:
Title:

A-1-17

PARAGON TITLE, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

TRINITY HOMES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, a Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

A-1-18

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC, its Sole Member

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

A-1-19

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Fax No.: (770) 481-2808

Attention: Kenneth F. Koury

U.S. Bank National Association

Corporate Trust Services

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

Fax No.: (404) 898-8844

Attention: Beazer 6.625% Notes (2012 Indenture)

Re: 6.625% Senior Secured Notes due 2018

Reference is hereby made to the Indenture, dated as of July 18, 2012 (the “Indenture”), among Beazer Homes USA, Inc., the Subsidiary Guarantors named therein, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)

☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:

Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 07556QBA2), or

(ii)	☐ Regulation S Global Note (CUSIP U0758TAH0), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 07556QBA2), or

(ii)	☐ Regulation S Global Note (CUSIP U0758TAH0), or

(iii)	☐ Unrestricted Global Note (CUSIP 07556QBA2); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

Fax: 770-781-6461

Attention: Kenneth F. Khoury

U.S. Bank National Association

Corporate Trust Services

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

Fax No.: (404) 898-8844

Attention: Beazer 6.625% Notes (2012 Indenture)

Re: 6.625% Senior Secured Notes due 2018

Reference is hereby made to the Indenture, dated as of July 18, 2012 (the “Indenture”), among Beazer Homes USA, Inc., the Subsidiary Guarantors named therein, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $              in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated                         .

[Insert Name of Transferor]

By:
Name:

Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Beazer Homes USA, Inc., a Delaware Corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, each of Beazer Homes USA, Inc. and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 18, 2012, providing for the issuance of an unlimited aggregate principal amount of 6.625% Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantees and in the Indenture including but not limited to Article XII thereof, and subject to the limitation therein.

(3) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

D-1

(5) Effect of Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(6) The Trustee. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture.

(7) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(8) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:

Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Name:

Title:

D-3